SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2012

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 20, 2012, Vectren Utility Holdings, Inc. ("VUHI"), a wholly owned subsidiary of Vectren Corporation, entered into a private placement Note Purchase Agreement (the "Note Purchase Agreement") pursuant to which institutional investors have agreed to purchase the following tranches of notes:  (i) $45,000,000 3.20% Senior Guaranteed Notes, due June 5, 2028 and (ii) $80,000,000 4.25% Senior Guaranteed Notes, due June 5, 2043.  The Notes will be unconditionally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., wholly owned subsidiaries of VUHI. Subject to the satisfaction of customary conditions precedent, this financing is scheduled to close on or about June 5, 2013. The Note Purchase Agreement contains customary representations, warranties and covenants. A copy of the Note Purchase Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01  Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Note Purchase Agreement dated December 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
December 21, 2012

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller & Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 9.01:

Exhibit Number	Description

4.1	Note Purchase Agreement dated December 20, 2012